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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT




   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)-November 28, 1994




                           MELLON BANK CORPORATION
           (Exact name of registrant as specified in charter)



       Pennsylvania                 1-7410                 25-1233834
(State or other jurisdiction      (Commission           (I.R.S. Employer
      of incorporation)           File Number)         Identification No.)

                           One Mellon Bank Center
                              500 Grant Street
                          Pittsburgh, Pennsylvania                 15258
                  (Address of principal executive offices)       (Zip code)

     Registrant's telephone number, including area code-(412) 234-5000


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ITEM 5.    OTHER EVENT

A. Mellon Bank Corporation announced on November 28 that it expects to take a one-time, after tax charge of approximately $130 million against its fourth quarter 1994 earnings as a result of actions it will undertake on behalf of its securities lending clients.

B. In a separate release dated November 29, the Corporation announced that its Board of Directors authorized the repurchase of up to 3,000,000 shares of the Corporation's common stock. The repurchased shares will be added to the Corporation's treasury shares and used to meet the Corporation's current and near-term common stock requirements for its stock-based benefit plans and its dividend reinvestment plan.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number     Description

99.1 Mellon Bank Corporation's Press Release, dated November 28, 1994, announcing a one time charge to earnings to reposition clients' securities lending investment portfolios.

99.2 Mellon Bank Corporation's Press Release, dated November 29, 1994, announcing that its Board of Directors has authorized the Corporation's repurchase of up to 3,000,000 shares of its common stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           MELLON BANK CORPORATION



Date: November 29, 1994                   By: James M. Gockley

                                              James M. Gockley
                                              Assistant General Counsel
                                              and Secretary
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                                EXHIBIT INDEX

Number           Description                      Method of Filing

 99.1            Press Release dated              Filed herewith
                 November 28, 1994

 99.2            Press Release dated              Filed herewith
                 November 29, 1994